Exhibit 10.3

CONSULTING SERVICES AGREEMENT

This CONSULTING SERVICES AGREEMENT (this “Agreement”) entered into as of this __ day of October, 2009, by and among Southwest Resources, Inc., a Delaware company with a principal address of 3001 Knox Street, Suite 403, Dallas, Texas 75205 (the “Company”), and Duke Mining Company, a Delaware company with a principal address of 850 Third Avenue, Suite 1801, Delaware, NY 10022 (“Consultant”).

BACKGROUND

WHEREAS, the Company desires to retain Consultant on the terms and conditions set forth below.

NOW, THEREFORE, for and in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties agree as follows.

AGREEMENT

Section 1.

Proprietary Information. Consultant understands that the Company possesses and will possess Proprietary Information that is important to its business.  For purposes of this Agreement, "Proprietary Information” is information that was or will be developed, created, or discovered by or on behalf of the Company, or which became or will become known by, or was or is conveyed to the Company (including, without limitation, "Results" as defined below), which has commercial value in the Company's business.  "Proprietary Information" includes, but is not limited to, information about operations and maintenance, circuits, mask works, layouts, algorithms, trade secrets, computer programs, design, technology, ideas, know-how, processes, formulas, compositions, data, techniques, improvements, inventions (whether patentable or not), works of authorship, business and product development plans, customers and other information concerning the Company's actual or anticipated business, research or development, or which is received in confidence by or for the Company from any other person.  Consultant understands that the consulting arrangement creates a relationship of confidence and trust between Consultant and the Company with regard to Proprietary Information.

Section 2.

Company Materials.  Consultant understands the Company possesses or will possess "Company Materials" which are important to its business.  For purposes of this Agreement, "Company Materials" are documents or other media or tangible items that contain or embody Proprietary Information or any other information concerning the business, operations or plans of the Company, whether such documents have been prepared by Consultant or by others.  "Company Materials" include, but are not limited to, blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, tapes or printouts, sound recordings and other printed, typewritten or handwritten documents, as well as samples, prototypes, models, products and the like.

Section 3.

Term and Consideration.  In consideration of the mutual covenants and agreements hereafter set forth, the parties agree as follows:

a.

This Agreement will be for a term of two years and be renewable in six-month periods with the consent of both parties, unless terminated earlier pursuant to Paragraph 4 of this Agreement.

b.

Consultant agrees, as an independent contractor and not as an employee, to render consulting services ("Services") to the Company for the term of this Agreement.  Consultant's duties shall include, but are not limited to, those duties set forth in Exhibit A hereto and such other duties as the Company may from time to time prescribe.  Consultant shall report directly to the President and shall provide his or her services in accordance with the instructions of the President, and with such reasonable instructions given to him by any other officer of the Company.  The number of hours per week devoted to this assignment and the location from which Consultant shall perform his duties shall be in the sole discretion of Consultant.

c.

Consultant shall be paid according to Exhibit A.  Such Compensation shall be deemed earned upon the execution of this Agreement by the Company. In addition, the Company shall reimburse Consultant for reasonable long distance travel (transportation, lodging and meals) and telephone expenses Consultant is required to incur in providing the Services.  All long-distance travel and lodging will be coach class or equivalent and must be authorized by the Company in advance.  In addition to the Shares (as defined in Exhibit A), the foregoing fees and expense reimbursements are Consultant's sole compensation for rendering Services to the Company.

d.

All Proprietary Information of the Company and all title, patents, patent rights, copyrights, mask work rights, trade secret rights, and other intellectual property and rights whatsoever (collectively "Rights") in connection therewith shall be the sole property of the Company.  Consultant hereby assigns to the company any Rights Consultant may have or acquire in such Proprietary Information.  At all times, both during the term of this Agreement and after its termination, Consultant will keep in confidence and trust and will not use or disclose any Proprietary Information without the prior written consent of an officer of the Company.  Consultant acknowledges that any disclosure or unauthorized use of Proprietary Information will constitute a material breach of this Agreement and cause substantial harm to the Company for which damages would not be a fully adequate remedy, and, therefore, in the event of any such breach, in addition to other available remedies, the Company shall have the right to obtain injunctive relief.

e.

All company Materials shall be the sole property of the Company.  Consultant agrees that during the term of this Agreement, Consultant will not remove any proprietary company materials from the business premises of the company or deliver any Company Materials to any person or entity outside the Company.  Consultant further agrees that, immediately upon the Company's request and in any event upon completion of the Services, Consultant shall deliver to the Company all Company Materials, any document or media which contains results, apparatus, equipment and other physical property or any reproduction of such property, excepting only Consultant's copy of this Agreement.  At all times before or after completion of the Services, the Company shall have the right to examine the Results and any materials relating thereto to ensure Consultant's compliance with the provisions of this Agreement.

f.

Consultant will promptly disclose in writing to the President of the Company, or to any persons designated by the Company, all "Inventions", which includes all improvements, inventions, designs, formulas, works of authorship, trade secrets, technology, mask works, circuits, layouts, algorithms, computer programs, ideas, processes, techniques, know-how and data, whether or not patentable, made or conceived or reduced to practice or developed by Consultant, either alone or jointly with others, during the term of this Agreement in connection with the Services or which relate to any Proprietary Information.  Consultant will also disclose to the President of the Company all things that would be Inventions if made during the term of this Agreement, conceived, reduced to practice, or developed by Consultant within six (6) months of the termination of this Agreement which relate to any Proprietary Information or the subject matter of the Services.  Such disclosures shall be received by the

Company in confidence (to the extent they are not assigned in (g) below) and do not extend the assignment made in Section (g) below.  Consultant will not disclose Inventions to any person outside the Company unless requested to do so by management personnel of the Company.

g.

Consultant agrees that all Inventions which Consultant makes, conceives, reduces to practice or develops (in whole or in part, either alone or jointly with others) during the term of this Agreement in connection with the Services or which relate to any Proprietary Information shall be the sole property of the Company.  Consultant agrees to assign and hereby assigns to the Company all Rights to any such Inventions.  The Company shall be the sole owner of all Rights in connection therewith.

h.

Any assignment of copyright thereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively "Moral Rights").  To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, Consultant hereby waives such Moral Rights and consents to any action of the Company that would violate such Moral Rights in the absence of such consent.  Consultant will confirm any such waivers and consents from time to time as requested by the company.

i.

During the term of this Agreement and for one (1) year thereafter, Consultant will not encourage or solicit any employee or consultant of the company to leave the Company for any reason.

j.

Consultant agrees that during the term of this Agreement, Consultant will not engage in any employment, business, or activity that is in any way competitive with the business or proposed business of the company, and Consultant will not assist any other person or organization in competing with the Company or in preparing to engage in competition with the business or proposed business of the Company.

k.

Consultant represents that performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Consultant in confidence or in trust prior to the execution of this Agreement.  Consultant has not entered into, and Consultant agrees not to enter into, any agreement either written or oral that conflicts or might conflict with Consultant's performances of the Services under this Agreement.

Section 4.

Termination.  Consultant agrees that this Agreement may be terminated by either the Company or the Consultant at any time, upon a material breach of a term or condition of this Agreement by giving 10 days written notice to the other party; termination to be effective 10 days from the other party’s receipt of notice. The termination of this Agreement shall not reduce the compensation amount payable to the Consultant.

Section 5.

Independent Contractor.  Consultant is an independent contractor and is solely responsible for all taxes, withholdings, and other similar statutory obligations; and Consultant agrees to defend, indemnify and hold Company harmless from any and all claims made by any entity on account of an alleged failure by Consultant to satisfy any such tax or withholding obligations.  Consultant has no authority to act on behalf of or to enter into any contract, incur any liability or make any representation on behalf of the Company.

Section 6.

Binding Affect.  Consultant agrees all obligations under paragraphs 3(d) through 3(i) and paragraphs 3(k), 5 and 6 of this Agreement continue in effect after termination of this Agreement, and the Company is entitled to communicate Consultant's obligations under this Agreement to any future client or potential client of Consultant.

Section 7.

Governing Law.  Consultant agrees that any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of Delaware without regard to the conflict of laws provisions thereof.  Consultant further agrees that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable Delaware law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required and the balance of the Agreement shall be interpreted as if such portion(s) were so limited or excluded and shall be enforceable in accordance with its terms.

Section 8.

Parties In Interest.  This Agreement shall be binding upon Consultant, and inure to the benefit of, the parties hereto and their respective heirs, successors, assigns, and personal representatives; provided, however, that it shall not be assignable by Consultant.

Section 9.

Entire Agreement and Amendments.  This Agreement contains the entire understanding of the parties regarding its subject matter and can only be modified by a subsequent written agreement executed by both the Consultant and the President of the Company.

Section 10.

Notice.  All notices required or given herewith shall be addressed to the Company or Consultant at the designated addresses set forth above by registered mail, special delivery, or by certified courier service:

Section 11.

Dispute Resolution.  Any dispute arising out of or related to this Agreement, the parties shall submit contested matters to the Legal Resolution Center for selection and resolution by a neutral arbitrator pursuant to AAA Fast-track Rules.  Each party will bear its own costs during the arbitration process including the Company, which will bear a proportionate share, and the prevailing party shall be entitled to reimbursement of reasonable attorneys fees and costs.  Nothing herein shall prevent a party from obtaining equitable relief (e.g. an injunction) pending resolution of a disputed matter.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Duke Mining Company

/s/ Benjamin Mayer
By: Benjamin Mayer
Its: President and Chairman of the Board

Southwest Resources, Inc.

/s/ Dennis G. McLaughlin III
By: Dennis G. McLaughlin III
Its: Chief Executive Officer

EXHIBIT A

DUTIES OF CONSULTANT

Including, but not limited to reviewing the business and operations of the Company, its historical and projected financial condition and near-term and long-term business and financial objectives, assisting the Company in its review of financial and strategic alternatives (including the introduction of the Company to various strategic partners), and providing consulting services regarding the exploitation of a 640 acre mining claim located in San Juan County, Utah on Utah Trust Land Administration, more fully described as Mineral Claim # 50719, legal description as T29sR22E SL. Sec36.

COMPENSATION

750,000 shares of the Company’s common stock (the “Shares”).  The Shares shall be “restricted securities” as such term is defined in the Securities Act of 1933 (the “Securities Act”) and further defined below.  The Shares shall be deemed fully paid for and nonassessable at the time of issuance.

With respect to the Shares, the Consultant hereby represents warrants and covenants to the Company as follows:

(i)

Purchase Entirely for Own Account. The Shares will be acquired for investment for the Consultant’s own account and not with a view to the resale or distribution of any part thereof in violation of applicable securities laws, and that Consultant has no present intention of selling, granting any participation in or otherwise distributing the same in violation of applicable securities laws.  Consultant further represents that Consultant does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person in violation of applicable securities laws, with respect to any of the Shares.

(ii)

Disclosure of Information.  The Consultant represents that it has (a) had an opportunity to ask questions and receive answers regarding the business, properties, prospects and financial condition of the Company and (b) been furnished with all information regarding the Company which it has requested or desired to know.

(iii)

Investment Experience.  The Consultant has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.  The Consultant also represents it has not been organized for the purpose of acquiring the Shares.

(iv)

Restricted Shares.  The Consultant understands that the Shares it is receiving are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances.  In the absence of an effective registration statement covering the Shares or an available exemption from registration under the Act, the Shares must be held indefinitely.  In this connection, the Consultant represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act, including without limitation the Rule 144 condition that current information about the Company be available to the public.  Such information is not now available and the Company has no present plans to make such information available.

(v)

Further Limitations on Disposition.

Without in any way limiting the representations set forth above, the Consultant further agrees not to make any disposition of all or any portion of the Shares unless:

(i)

There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)

(A)  The Consultant shall have notified the Company of the proposed disposition and shall have furnished the Company, if reasonably requested, with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by the Company, the Consultant shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act, it being understood that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

 (vi)

Accredited Investor.  The Consultant is an “accredited investor” as that term is defined in Rule 501 under the Securities Act.

(vii)

Reliance.  The Consultant understands and acknowledges that the Company is relying on the foregoing representations.